CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement of Franklin Floating Rate Trust on Form N-2 (File No. 333-30131) of our report dated September 19, 1997, on our audit of the Statement of Assets and Liabilities of the Franklin Floating Rate Trust as of September 8, 1997.




                        /s/ Coopers & Lybrand L.L.P.


San Francisco, California
December 5, 1997